Exhibit 99.1

Timber Pharmaceuticals Announces FDA Grant of CARC Waiver for TMB-001

- Phase 3 ASCEND study of TMB-001 (topical isotretinoin) for the treatment of congenital ichthyosis is 70% enrolled -

WARREN, NJ, June 5, 2023 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced the U.S. Food and Drug Administration (FDA) has granted a dermal carcinogenicity (CARC) waiver for TMB-001, a topical isotretinoin formulated using the Company’s patented IPEG™ delivery system. The positive opinion is based on results of a 39-week repeat dose dermal toxicity study that demonstrated no evidence of skin or organ carcinogenicity from chronic applications of TMB-001 in rodents, and allows the Company to forgo a 2-year rodent carcinogenicity study.

“Many dermatologists are familiar with oral isotretinoin, but high-dose and chronic oral therapy cannot be tolerated by most patients due to systemic toxicity,” said John Koconis, Chairman and Chief Executive Officer of Timber. “We are committed to delivering a new topical treatment option for people living with moderate to severe congenital ichthyosis (CI). The CARC waiver is important because we can avoid a costly and lengthy non-clinical study, which we believe will allow us to push ahead with our TMB-001 program as quickly and efficiently as possible. We have reached 70% enrollment in our pivotal Phase 3 ASCEND study and are working to open the final sites in Italy this month.”

CI is a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. TMB-001 is currently being investigated in the Phase 3 ASCEND study for the treatment of moderate to severe subtypes of CI including lamellar ichthyosis and X-linked ichthyosis that affect about 80,000 people in the U.S. In 2018, the FDA awarded an Orphan Products Grant to support clinical trials evaluating TMB-001, including the Phase 3 ASCEND study.

Timber has also received both Breakthrough Therapy Designation and Fast Track Status from the FDA for TMB-001.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI) and sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com